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                                                                 EXHIBIT 10.1(b)


                              SERVICES AGREEMENT

This Agreement, effective this 5th day of December, 1996, is entered into by and between NEROX ENERGY CORP. ("Client"), with the mailing address of 846 West Foothill Boulevard, Suite Y, Upland, California 91786, and JACK UTTER ("Attorney"), with the mailing address of 18400 Von Karman, Ste 600, Irvine, CA 92715.

1. SERVICES. Client has already received substantial legal services from Attorney, including the benefit of out of pocket costs advanced for and on behalf of Client. Client desires disposing of the debt owed Attorney. Client desires, and Attorney is willing to continue providing, legal services of the nature and type requested by Client in the areas of Attorney's practice and expertise, during the term described below (the "Services"). Upon the reasonable request of Client, Attorney shall provide Client with future Services pursuant to the terms and conditions of this Agreement.

2.   INDEPENDENT CONTRACTOR.    Individuals who perform Services for or on
behalf of Attorney to Client, shall be considered the agents, consultants, contractors or employees of Attorney. The relationship between Attorney and Client is solely one of independent contractor. Attorney is entitled to perform the Services required herein through the use of his own personnel. Nothing herein shall be construed or interpreted to deem the relationship between Client and Attorney to be an employer/employee relationship. Attorney shall be responsible for all contract obligations he may have with his personnel, for the payment of all wages and salaries payable to his personnel, and the cost of providing his personnel with any fringe benefits to which they may be entitled by reason of being personnel of Attorney. Attorney shall also be responsible for withholding payroll taxes from the wages and salaries paid to his personnel and the payment of all payroll taxes relating to their employment to government agencies and shall provide workman's compensation insurance, unemployment insurance and any other insurance required by statute.

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3.   CHARGES FOR SERVICES.   In consideration for the Services, Client agrees to
pay to Attorney the sum of Four Hundred Fifty Thousand (450,000) shares of the common stock of Client, which shall be issued to Attorney as soon as practical following execution hereof, free and clear of all liens, encumbrances and restrictions as provided in Section 4 hereof. The 450,000 shares shall be consideration paid to attorney for services rendered Client through December 31, 1996. Any legal fees and costs incurred after December 31, 1996 shall be paid in cash to attorney.

4.   S-8 REGISTRATION.   Client agrees to file a registration statement on Form
S-8 with the Securities & Exchange Commission, registering all shares payable hereunder to Attorney. Said filing shall occur as soon as practical after the shares have been issued to Attorney, and Attorney agrees to cooperate in full with Client in making such filing.

5. INABILITY TO PERFORM. Attorney and Client shall not be required to perform their respective obligations under this Agreement, or be liable for their failure to perform or for delay in performance of their obligations hereunder if such performance is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of the other party, including, without limitation, any labor dispute, personal illness or injury, act of God, or regulation or order of any government authority. If performance is not possible for thirty
(30) consecutive days, either party can terminate and the verifiable fees and costs owed Attorney by Client shall become a lien against the assets of Client.

6.   TERM AND TERMINATION.   This Agreement shall be effective upon the date
first written above and shall continue in effect for six (6) months thereafter or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice of termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed. This Agreement may be terminated by either party in the event of the refusal or inability of the other party to perform hereunder as provided in Section 5, or in the event of the breach of any obligation under this Agreement by the other party. Such termination upon breach shall be made by written notice to the other party and shall become

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effective ten (10) days after delivery of such notice, provided the defaulting party has not cured any such default to the satisfaction of the other party within said ten (10) day period.

7.  MISCELLANEOUS.

(a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized courier service, or by U.S. Mail, registered or certified, postage prepaid, return receipt requested, to the address of each party set forth in the heading of the Agreement, or to such other address as either party may substitute by written notice to the other party.
(b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.
(c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.
(d) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
(e) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).
(f) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.
(g) This Agreement shall be governed by and interpreted under the laws of the State of Nevada.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.

CLIENT:
NEROX ENERGY CORPORATION



By: _________________________

Its: _________________________



ATTORNEY:



____________________________
JACK UTTER


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